Exhibit 99.4

Unaudited Pro Forma Condensed Combined Financial Information

(unless otherwise indicated, all amounts in millions of U.S. dollars, except share, per share and par value data)

Pro forma condensed combined financial information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for business combinations (“Transaction Accounting Adjustments”) and permitted the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management of Triton Water Parent, Inc. (“BlueTriton”) and Primo Water Corporation (“Primo Water”) (collectively “Management”) has elected not to present Management’s Adjustments and only present Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The Transaction Accounting Adjustments presented in the unaudited pro forma condensed combined financial information are made to provide relevant information necessary for an understanding of Primo Brands Corporation (formerly known as Triton US HoldCo, Inc.) (“Primo Brands” or the “Company”), to reflect the accounting for the Transaction and the special dividends to be paid to Primo Water and BlueTriton shareholders prior to the closing of the Transaction.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 gives pro forma effect to the Transaction, which is more particularly described and set forth elsewhere in this Current Report on Form 8-K (this “Form 8-K”), as if it had occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and for the nine months ended September 30, 2024 give pro forma effect to the Transaction as if it had occurred on January 1, 2023, which is the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes thereto, which are included elsewhere or incorporated by reference in this Form 8-K:

•	The audited consolidated financial statements and related notes of BlueTriton as of and for the year ended December 31, 2023;

•	The audited consolidated financial statements and related notes of Primo Water as of and for the year ended December 30, 2023;

•	The unaudited interim condensed consolidated financial statements and related notes of BlueTriton as of and for the three and nine months ended September 30, 2024; and

•	The unaudited interim condensed consolidated financial statements and related notes of Primo Water as of and for the three and nine months ended September 28, 2024.

Net income from discontinued operations in the historical financial statements of Primo Water has not been included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and for the nine months ended September 30, 2024. The unaudited pro forma condensed combined financial information should also be read together with other financial information included elsewhere or incorporated by reference into this Form 8-K.

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information incorporate the significant accounting policies used by BlueTriton for the respective periods in the condensed consolidated financial statements included in this Form 8-K. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and may not necessarily reflect what Primo Brands’ financial condition or results of operations would have been had the Transaction occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Primo Brands. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including, among others, the actual expenses of the Transaction and other additional information that becomes available after the date of this Form 8-K, and it is possible the differences may be material.

As of the date of this Form 8-K, BlueTriton has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of the Primo Water assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets. Accordingly, certain Primo Water assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. A final determination of the fair value of Primo Water’s assets and liabilities will be based on Primo Water’s actual assets and liabilities as of closing of the Transaction and, therefore, cannot be made prior to the consummation of the Transaction. In addition, the value of the purchase consideration upon the consummation of the Transaction will be determined based on the estimated fair value of the share consideration transferred by Primo Brands as of closing of the Transaction. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information, and the differences may be material.

The pro forma adjustments represent Management’s estimates based on information available as of the date of this Form 8-K and are subject to change as additional information becomes available and analyses are performed.

Anticipated Accounting Treatment

The Transaction will be accounted for as a business combination in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), with BlueTriton as accounting acquirer. Through a series of transactions, Primo Brands will issue common shares and other equity instruments to Primo Water shareholders and employees such that, upon closing, former BlueTriton shareholders will own 57% of the Fully Diluted Shares and former Primo Water shareholders and employees will own 43% of the Fully Diluted Shares.

As used herein, “Fully Diluted Shares” refers to the sum of (i) the aggregate number of shares of Class A common stock, par value $0.01 per share (the “Class A Shares”) and Class B common stock, par value $0.01 per share (the “Class B Shares” and, together with the Class A Shares, the “Shares”), issued and outstanding, plus (ii) the aggregate maximum number of Class A Shares issuable in respect of any equity interests of the Company, including with respect to replacement awards and Primo Brands Conversion RSUs, in each case, that are outstanding or deemed outstanding (and assuming the vesting in full of any of the foregoing subject to vesting or similar conditions).

The fair value of the consideration for the acquisition of the common shares of Primo Water, no par value (“Primo Shares”), will ultimately be based on the estimated fair value of the Primo Brands equity instruments issued in connection with this Transaction immediately prior to the closing of the Transaction.

For purposes of the accompanying unaudited pro forma condensed combined financial information, the estimated fair value of the consideration transferred is based on the quoted market closing price of Primo Shares, which is more reliably measurable than the value of the Primo Brands shares and BlueTriton’s common stock, par value $0.01 per share, (“BlueTriton Shares”) as their shares are not publicly traded before the close of the Transaction. The value of Primo Shares will change based on fluctuations in the market price of Primo Shares until the closing of the Transaction. Accordingly, the final consideration could differ significantly from the current estimate. On November 6, 2024, the market closing price of the Primo Shares on the NYSE was $25.50 per share.

Summary of Pro Forma Ownership

The following table summarizes the pro forma ownership of Fully Diluted Shares following the Transaction:

%
Shares held by current BlueTriton shareholders	57.0%
Shares held by current Primo Water shareholders	43.0
Pro Forma Shares	100.0%

Additional Shares that could be issued in the future and that are considered in the above ownership percentages:
Exercisable currently or immediately following the closing of the Transaction
Primo Brands Replacement Options	1,194,877
Exercisable upon vesting
Primo Brands Conversion RSUs	2,494,926
Primo Brands Replacement RSUs	793,040

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2024

(In millions of U.S. dollars, except share and par value data)

	BlueTriton		Primo Water		Transaction Accounting Adjustments	Notes		Pro Forma Primo Brands
	$		$		$			$
	Note 3	(a)	Note 3	(b)
ASSETS
Current assets
Cash, cash equivalents and restricted cash	176.7		667.3		(76.9)	3	(g)	634.1
					(133.0)	3	(h)
Trade receivables, net of credit loss	452.6		185.8					638.4
Inventories	199.3		48.6					247.9
Prepaid expenses and other current assets	57.1		18.8		(0.6)	3	(e)	75.3
Current assets of discontinued operations	—		77.8					77.8

Total current assets	885.7		998.3		(210.5)			1,673.5

Non-current assets
Property, plant and equipment, net	1,524.4		544.1		(26.1)	3	(c)	2,042.4
Operating lease right-of-use assets, net	498.8		143.1					641.9
Goodwill	816.6		1,009.4		2,127.7	3	(e)	3,953.7
Intangible assets, net	1,402.7		709.3		947.8	3	(e)	3,059.8
Other non-current assets	53.6		20.6		(3.6)	3	(e)	70.6
Long-term assets of discontinued operations	—		138.3					138.3

Total assets	5,181.8		3,563.1		2,835.3			11,580.2

LIABILITIES
Current liabilities
Current portion of long-term debt	45.3		14.9					60.2
Trade payables	354.3		—		91.5	3	(d)	445.8
Accruals and other current liabilities	379.0		—		202.6	3	(d)	714.3
					132.7	3	(f)
Accounts payable and accrued liabilities	—		294.1		(294.1)	3	(d)	—
Current portion of operating lease obligations	68.3		26.2					94.5
Current liabilities of discontinued operations	—		90.9					90.9

Total current liabilities	846.9		426.1		132.7			1,405.7

Non-current liabilities
Long-term debt, less current portion	3,750.1	1,268.8				5,018.9
Operating lease obligations, less current portion	449.4	129.4				578.8
Deferred income taxes	353.1	142.0	238.7	3	(e)	733.8
Other non-current liabilities	23.8	79.4				103.2
Long-term liabilities of discontinued operations	—	34.5				34.5

Total liabilities	5,423.3	2,080.2	371.4			7,874.9

Shareholders’ equity
BlueTriton common shares, $0.01 par value	—	—	—	3	(i)	—
Primo Water common shares, no par value	—	1,311.1	(1,311.1)	3	(e)	—
Primo Brands Corporation Class A common stock, $0.01 par value	—	—	1.6	3	(e)	3.2
			1.6	3	(i)
Primo Brands Corporation Class B common stock, $0.01 par value	—	—	0.6	3	(i)	0.6
Additional paid-in capital	1,025.4	91.2	(91.2)	3	(e)	5,178.0
			4,088.5	3	(e)
			66.3	3	(e)
			(2.2)	3	(i)
(Accumulated deficit) retained earnings	(1,255.7)	194.5	(35.4)	3	(e)	(1,465.3)
			(26.1)	3	(c)
			(132.7)	3	(f)
			(76.9)	3	(g)
			(133.0)	3	(h)
Accumulated other comprehensive loss	(11.2)	(113.9)	113.9	3	(e)	(11.2)

Total shareholders’ equity	(241.5)	1,482.9	2,463.9			3,705.3

Total liabilities and shareholders’ equity	5,181.8	3,563.1	2,835.3			11,580.2

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2024

(In millions of U.S. dollars, except share, per share and par value data)

	BlueTriton		Primo Water		Transaction Accounting Adjustments	Notes		Pro Forma Primo Brands
	$		$		$			$
	Note 4	(a)	Note 4	(b)
Net sales	3,755.3		1,448.4					5,203.7
Cost of sales	2,563.8		508.3		(6.2)	4	(d)	3,469.3
					376.9	4	(e)
					26.5	4	(f)

Gross profit	1,191.5		940.1		(397.2)			1,734.4
Selling, general and administrative expenses	714.7		776.1		1.2	4	(c)	1,118.1
					(376.9)	4	(e)
					(22.4)	4	(f)
					25.4	4	(g)
Acquisition, integration and restructuring expenses	29.0		26.6					55.6
Other operating income, net	6.5		—		0.7	4	(f)	7.2
Loss on disposal of property, plant and equipment, net	—		4.1		(4.1)	4	(f)	—
Gain on sale of property	—		(0.5)		0.5	4	(f)	—

Operating income	441.3		133.8		(21.6)			553.5
Interest and financing expense, net	251.8		25.0					276.8
Other expense, net	—		1.2		(1.2)	4	(f)	—

Income from continuing operations before income tax	189.5		107.6		(20.4)			276.7
Provision for income taxes	48.2		37.4		(5.3)	4	(h)	80.3

Net income from continuing operations	141.3		70.2		(15.1)			196.4
Basic and diluted earnings per share of Class A and Class B common stock:
Basic	137.14		0.44			6		0.52
Diluted	137.14		0.43			6		0.52
Weighted average number of Class A and Class B common stock outstanding (in thousands):
Basic	1,030		160,016			6		379,014
Diluted	1,030		161,577			6		380,575

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2023

(In millions of U.S. dollars, except share, per share and par value data)

	BlueTriton		Primo Water		Transaction Accounting Adjustments	Notes		Pro Forma Primo Brands
	$		$		$			$
	Note 5	(a)	Note 5	(b)
Net sales	4,698.7		1,771.8					6,470.5
Cost of sales	3,346.7		634.8		(3.0)	5	(d)	4,470.4
					456.5	5	(e)
					35.4	5	(f)

Gross profit	1,352.0		1,137.0		(488.9)			2,000.1
Selling, general and administrative expenses	924.2		976.0		1.9	5	(c)	1,452.3
					(456.5)	5	(e)
					(26.3)	5	(f)
					33.0	5	(h)
Acquisition, integration and restructuring expenses	16.9		9.5		132.7	5	(g)	159.1
Other operating expenses (income), net	4.9		—		(19.8)	5	(f)	(14.9)
Loss on disposal of property, plant and equipment, net	—		9.1		(9.1)	5	(f)	—
Gain on sale of property	—		(21.0)		21.0	5	(f)	—

Operating income	406.0		163.4		(165.8)			403.6
Interest and financing expense, net	288.1		71.4					359.5
Other expense, net	—		1.2		(1.2)	5	(f)	—

Income (loss) from continuing operations before income tax	117.9		90.8		(164.6)			44.1
Provision for income taxes	25.1		27.0		(32.2)	5	(i)	19.9

Net income (loss) from continuing operations	92.8		63.8		(132.4)			24.2
Basic and diluted earnings (loss) per share for Class A and Class B common stock:
Basic and diluted	62.10		0.40			6		(0.01)
Weighted average number of Class A and Class B common stock outstanding (in thousands):
Basic	1,029		159,452			6		379,014
Diluted	1,029		160,619			6		379,014

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

(In millions of U.S. dollars, except share, per share and par value data)

1.	Description of the Transaction

On November 8, 2024, Primo Brands consummated the transactions contemplated by that certain Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, as amended by that certain Amendment No. 1 thereto, dated as of October 1, 2024 (as amended, the “Arrangement Agreement”) by and among Primo Water, BlueTriton, Primo Brands, formerly a wholly-owned subsidiary of BlueTriton, Merger Sub, formerly a wholly-owned subsidiary of Primo Brands, and Amalgamation Sub, formerly a direct, wholly-owned subsidiary of Primo Brands. Through a series of transactions, Primo Brands became the surviving corporation, and Primo Water and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of Primo Brands. The Arrangement Agreement is more particularly described and set forth in the Form 8-K accompanying the unaudited pro forma condensed combined financial information.

2.	Basis of presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 has been prepared by Management for the purposes of presenting the impact of the Transaction as if it had occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and for the nine months ended September 30, 2024 have been prepared by Management for the purposes of presenting the impact of the Transaction as if it had occurred on January 1, 2023, which is the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information does not include any anticipated operating efficiencies or cost savings and, accordingly, only includes Transaction Accounting Adjustments. The Transaction Accounting Adjustments presented in the unaudited pro forma condensed combined financial information are made to provide relevant information necessary for an understanding of Primo Brands and to reflect the accounting for the Transaction.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the BlueTriton and Primo Water historical financial statements, and their respective Management’s Discussion and Analysis of financial condition and results of operations included elsewhere or incorporated by reference in this Form 8-K. The historical financial information of BlueTriton and Primo Water are prepared in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial information is based on assumptions and adjustments that are described in the accompanying notes. The pro forma adjustments presented herein are preliminary and are based on available financial information and certain estimates and assumptions. Management believes that such assumptions provide a reasonable basis for presenting all the significant effects of the contemplated transactions, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied to the unaudited pro forma condensed combined financial information. The actual adjustments to the consolidated financial statements of Primo Brands will likely differ from the pro forma adjustments herein.

BlueTriton and Primo Water have not had any material historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

3.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance sheet

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(a)	Derived from the condensed consolidated balance sheet of Triton Water Parent, Inc. as of September 30, 2024.

(b)	Derived from the condensed consolidated balance sheet of Primo Water Corporation as of September 28, 2024.

Pro forma Transaction Accounting Adjustments

(c)

BlueTriton expenses costs for returnable bottles as incurred. As Primo Water capitalizes these costs in property, plant and equipment, this adjustment reflects the net change in the amount of property, plant, and equipment to conform to BlueTriton.

(d)	To reflect reclassifications to provide a consistent classification and presentation to BlueTriton’s financial statement presentation.

(e)	To reflect the purchase price allocation adjustments to record Primo Water’s assets and liabilities at estimated fair value based on the consideration transferred.

Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill.

As of the date of this Form 8-K, BlueTriton has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair value of the Primo Water assets to be acquired or liabilities to be assumed, other than a preliminary estimate for intangible assets. Accordingly, certain Primo Water assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. The actual determination of the fair value of the Primo Water assets and liabilities will be based on the actual net assets and liabilities of Primo Water that exist as of the closing of the Transaction and, therefore, cannot be made prior to the completion of the Transaction. The value of the consideration transferred will be based on the quoted market price of Primo Shares immediately prior to the closing of the Transaction. The pro forma adjustments included herein may be adjusted as additional information becomes available and as additional analyses are performed. The final purchase price allocation may be different than that reflected in the preliminary pro forma purchase price allocation presented herein, and this difference may be material.

The following table reflects the effect of Primo Water’s preliminary purchase price allocation:

(in millions, except per share $)	Fair value
Purchase price
Estimated fair value of equity instruments:
Class A common stock issued to Primo Water shareholders(1)	4,090.1
Replacement share-based payment awards:
Stock options(2)	14.9
Performance-based RSUs converted into time-based RSUs(2)	37.6
Time-based RSUs(2)	13.8

4,156.4

Identifiable assets acquired and liabilities assumed
Cash, cash equivalents and restricted cash	534.3
Trade receivables	185.8
Inventories	48.6
Prepaid expenses and other current assets	18.2
Property, plant and equipment	518.0
Operating lease right-of-use assets	143.1
Intangible assets(3)	1,657.1
Other non-current assets	17.0
Assets of discontinued operations	216.1
Trade payables	(91.5)
Accruals and other current liabilities	(202.6)
Long-term debt	(1,283.7)
Operating lease obligations	(155.6)
Deferred income taxes(4)	(380.7)
Other non-current liabilities	(79.4)
Liabilities of discontinued operations	(125.4)

Total identifiable net assets acquired	1,019.3
Goodwill	3,137.1

Fair value allocated to net assets acquired	4,156.4

(1)

The number of Class A common stock issued to Primo Water shareholders assumes no shareholder validly exercised dissent rights pursuant to the Business Corporations Act (Ontario), which, when duly exercised, entitle the shareholder to be paid the fair value of shares owned. The estimated fair value of the 160,395,812 Class A common stock issued to Primo Water shareholders of $25.50 per share was based on the quoted market price of Primo Shares as of November 6, 2024. For illustrative purposes, a 10% increase (decrease) of the market price of Primo Shares would have the potential effect to increase (decrease) the consideration transferred by $409.0 with a corresponding increase (decrease) to goodwill.

The estimated fair value of the share consideration transferred of $4,090.1 has been allocated as follows: $1.6 is included in Class A common stock (par value) and the remaining amount of $4,088.5 is included in additional paid-in capital.

(2)

In accordance with the terms of the Plan of Arrangement, share-based payment awards held by employees of Primo Water will be exchanged into Primo Brands awards, and are deemed to be replacement awards issued. Each stock option and time-based RSU, including Robbert Rietbroek’s inducement award of 232,558 time-based RSUs granted on January 2, 2024, will have substantially the same terms and conditions as immediately prior to the Transaction including the stock option exercise price and number of options and units (assuming no changes to the Exchange Ratio). Each performance-based RSU will be converted into a time-based RSU to acquire Class A common stock (“Primo Brands Conversion RSU”) on substantially the same terms and conditions as immediately prior to the Transaction, except that the number of Class A common stock subject to the Primo Brands Conversion RSU shall equal the number of Primo Shares underlying such performance-based RSU, as determined by the Primo Brands board of directors prior to the Transaction based on the expected performance of Primo Water for the performance period (assuming no changes to the Exchange Ratio), and the Primo Brands Conversion RSU will have a time-based vesting period equal to the remaining performance period of such performance-based RSU. The performance-based RSUs above assume a payout at target of 1.83x resulting in the issuance of 2,494,926 Class A common stock.

The estimated value of the replacement awards at the pro forma balance sheet date is $98.8. The consideration for the business combination includes $14.9 for stock options, $37.6 for performance-based RSUs and $13.8 for time-based RSUs transferred to employees of Primo Water when the acquiree’s awards were substituted by the replacement awards, which relates to past service, for an aggregate amount of $66.3 included in additional paid-in capital. The balance of $32.5 is attributed to post-acquisition compensation cost.

The estimated fair value was estimated using a Black-Scholes option pricing model for the 1,194,877 stock options, considering the terms and conditions upon which the stock options were granted, using the following assumptions:

Stock options
Expected dividend yield	1.4%
Weighted average expected volatility	27.6%
Weighted average risk-free rate	4.14%
Weighted average expected life (years)	3.90
Share price	$25.50
Weighted average exercise price	$14.30
Weighted average fair value	$12.45

The expected volatility of these stock options was determined using historical volatility rates of Primo Water, the dividend yield was determined using Primo Water’s expected dividends and the expected life was determined using the weighted average life of Primo Water’s past options issued. Primo Water assumptions and history are used as a proxy for Primo Brands for purposes of the pro forma adjustment. The risk-free rate is based on the U.S. Treasury yield in effect with a term equal to expected term used in the Black-Scholes model.

The estimated fair value of the 793,040 time-based RSUs and 1,365,976 performance-based RSUs converted into 2,494,926 time-based RSUs was based on the quoted market price of Primo Shares as of November 6, 2024.

(3)

The identifiable intangible assets consist of indefinite life trade names and customer relationships, which are assumed to be amortized over 15 years for the purpose of these pro forma condensed combined financial information.

(4)	Deferred taxes associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation were calculated using an estimated tax rate of 25.9%.

The historical balances of Primo Shares, additional paid-in capital and accumulated other comprehensive loss of $1,311.1, $91.2 and ($113.9), respectively, were derecognized, as well as its retained earnings, comprising the historical retained earnings of $194.5, and the impact to retained earnings of pro forma adjustments related to the $26.1 returnable bottles and recognition of $133.0 one-time special dividend (see adjustments 3(c) and 3(h), respectively).

The final determination of the purchase price allocation of the business acquisition will be based on Primo Water’s net assets acquired as of the acquisition date. The purchase price allocation may change materially based on the receipt of more detailed information. Therefore, the actual allocations may differ from the pro forma adjustments presented.

(f)

To reflect the payment of $132.7 of estimated non-recurring incremental transaction costs of BlueTriton, including advisory, printing, legal and accounting services that are not recorded as of September 30, 2024, as an increase to accumulated deficit. This estimate may change as additional information becomes known. The Transaction is not expected to have a recurring impact. Costs of $22.3 have been accrued in the historical financial statements of BlueTriton.

(g)	To reflect a one-time special dividend to holders of BlueTriton Shares immediately prior to the closing of the Transaction in an aggregate amount not to exceed $76.9.

(h)	To reflect a one-time special dividend to holders of Primo Shares immediately prior to the closing of the Transaction in an aggregate amount not to exceed $133.0.

(i)

To reflect the conversion of all BlueTriton Shares issued and outstanding immediately prior to the Transaction into 154,105,789 Class A common stock and 64,512,579 Class B common stock, with a corresponding entry in accumulated paid-in capital.

4.	Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2024

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(a)	Derived from the condensed consolidated statement of operations of Triton Water Parent, Inc. for the nine months ended September 30, 2024.

(b)	Derived from the condensed consolidated statement of operations (from continuing operations) of Primo Water Corporation for the nine months ended September 28, 2024.

Pro Forma Transaction Accounting Adjustments

(c)

BlueTriton capitalizes commission expenses that are incremental costs to obtaining customer contracts. Contract acquisition costs are generally recognized over a period of 12 months. As Primo Water expenses these costs over 4 years, this adjustment reflects the net change in the amount of deferred costs amortized during the period to conform to BlueTriton.

(d)

BlueTriton expenses costs for returnable bottles as incurred. As Primo Water capitalizes these costs in property, plant and equipment, this adjustment reflects the net change in the amount of cost of sales during the period to conform to BlueTriton.

(e)

BlueTriton records storage and handling expenses in cost of sales. As Primo Water has an accounting policy to record certain shipping and handling costs incurred to deliver products to the end-user consumer in selling, general and administrative expenses, this adjustment reflects the reclassification from selling, general and administrative expenses to cost of sales to conform Primo Water’s accounting policy to that of BlueTriton.

(f)	To reflect reclassifications to provide a consistent classification and presentation to BlueTriton’s financial statement presentation.

(g)	To reflect the incremental amortization of identifiable intangible assets acquired in the Transaction (see note 3(e)).

(h)	To reflect income tax related to the pro forma adjustments using a blended statutory rate inclusive of U.S. federal and state taxes.

5.	Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Notes

(a)	Derived from the consolidated statement of operations of Triton Water Parent, Inc. for the year ended December 31, 2023.

(b)	Derived from the consolidated statement of operations (from continuing operations) of Primo Water Corporation for the year ended December 30, 2023.

Pro Forma Transaction Accounting Adjustments

(c)

BlueTriton capitalizes commission expenses that are incremental costs to obtaining customer contracts. Contract acquisition costs are generally expensed over a period of 12 months. As Primo Water expenses these costs over 4 years, this adjustment reflects the net change in the amount of deferred costs amortized during the period to conform to BlueTriton.

(d)

BlueTriton expenses costs for returnable bottles as incurred. As Primo Water capitalizes these costs in property, plant and equipment, this adjustment reflects the net change in the amount of cost of sales during the period to conform to BlueTriton.

(e)

BlueTriton records storage and handling expenses in cost of sales. As Primo Water has an accounting policy to record certain shipping and handling costs incurred to deliver products to the end-user consumer in selling, general and administrative expenses, this adjustment reflects the reclassification from selling, general and administrative expenses to cost of sales to conform Primo Water’s accounting policy to that of BlueTriton.

(f)	To reflect reclassifications to provide a consistent classification and presentation to BlueTriton’s financial statement presentation.

(g)

To reflect BlueTriton’s estimated incremental advisory, legal, accounting, and other professional fees of $132.7 related to the Transaction. This estimate may change as additional information becomes known. Primo Water’s incremental advisory, legal, accounting, and other professional fees not included in the Transaction Accounting Adjustments are estimated at $68.0.

(h)	To reflect the incremental amortization of identifiable intangible assets acquired in the Transaction (see note 3(e)).

(i)	To reflect income tax related to the pro forma adjustments using a blended statutory rate inclusive of U.S. federal and state taxes.

6.	Pro forma earnings (loss) per share

For purposes of the unaudited pro forma condensed combined financial information, the pro forma earnings per share figures have been calculated using the pro forma weighted average number of Class A common stock and Class B common stock which would have been outstanding for the year ended December 31, 2023 and for the nine months ended September 30, 2024, assuming the completion of the Transaction on January 1, 2023.

Pro forma basic earnings (loss) per share is calculated by dividing pro forma net income (loss) by the pro forma weighted-average number of Class A common stock and Class B common stock outstanding during the periods presented. Pro forma diluted earnings (loss) per share is calculated by dividing pro forma net income (loss) by the pro forma weighted-average number of Class A common stock and Class B common stock outstanding adjusted to include the effect, if dilutive, of the exercise of in-the-money stock options, performance-based RSUs, and time-based RSUs during the periods presented. The components of pro forma basic and diluted earnings (loss) per share are as follows:

(in millions, except share and per share amounts)	Nine months ended September 30, 2024		Year ended December 31, 2023
	$		$
Pro forma net income (loss)		196.4		24.2
Dividend on preferred stock		—		25.8
Excess of redemption value over carrying value of preferred stock		—		3.1

Pro forma net income (loss) attributable to Class A and Class B common stock		196.4		(4.7)
Pro forma net income (loss) attributable to Class A common stock based on the weighted-average number of participating securities outstanding during the period		163.0		(3.9)
Pro forma basic earnings per Class A common stock (share amounts in thousands):
Class A common stock owned by BlueTriton shareholders		154,106		154,106

Class A common stock owned by Primo Water shareholders	160,396	160,396

Pro forma weighted average number of Class A common stock outstanding – Basic	314,502	314,502

Pro forma basic earnings (loss) per Class A common stock	0.52	(0.01)

Pro forma diluted earnings per Class A common stock (share amounts in thousands):
Pro forma weighted average number of Class A common stock outstanding – Basic	314,502	314,502
Dilutive effect of stock options	450	—
Dilutive effect of Performance-based RSUs converted into time-based RSUs	629	—
Dilutive effect of Time-based RSUs	482	—

Pro forma weighted average number of Class A common stock outstanding – Diluted	316,063	314,502

Pro forma diluted earnings (loss) per Class A common stock	0.52	(0.01)

(in millions, except share and per share amounts)	Nine months ended September 30, 2024		Year ended December 31, 2023
	$		$
Pro forma net income (loss) attributable to Class B common stock based on the weighted-average number of participating securities outstanding during the period		33.4		(0.8)
Pro forma earnings per Class B common stock – Basic and diluted (share amounts in thousands):
Class B common stock owned by BlueTriton shareholders		64,512		64,512

Pro forma weighted average number of Class B common stock outstanding – Basic and diluted		64,512		64,512

Pro forma basic earnings (loss) per Class B common stock – Basic and diluted		0.52		(0.01)